CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Russell Investment Funds of our reports dated February 13, 2025, relating to the financial statements and financial highlights of the Funds listed in Appendix I, which appear in the Russell Investment Funds’ Annual Report on Form N-CSR for the year ended December 31, 2024, and our reports dated December 23, 2024, relating to the financial statements and financial highlights of the Funds listed in Appendix I, which appear in the Russell Investment Company’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

April 29, 2025

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101-4043

T: (206) 398 3000, www.pwc.com/us

Appendix I

Russell Investment Funds

U.S. Strategic Equity Fund	Moderate Strategy Fund
U.S. Small Cap Equity Fund	Balanced Strategy Fund
International Developed Markets Fund	Growth Strategy Fund
Strategic Bond Fund	Equity Growth Strategy Fund
Global Real Estate Securities Fund

Russell Investment Company

Multifactor U.S. Equity Fund	Equity Income Fund
Sustainable Equity Fund	U.S. Strategic Equity Fund
U.S. Small Cap Equity Fund	Multifactor International Equity Fund
International Developed Markets Fund	Global Equity Fund
Emerging Markets Fund	Tax-Managed U.S. Large Cap Fund
Tax-Managed U.S. Mid & Small Cap Fund	Tax-Managed International Equity Fund
Tax-Managed Real Assets Fund	Opportunistic Credit Fund
Long Duration Bond Fund	Strategic Bond Fund
Investment Grade Bond Fund	Short Duration Bond Fund
Tax-Exempt High Yield Bond Fund	Tax-Exempt Bond Fund
Global Infrastructure Fund	Global Real Estate Securities Fund
Multi-Strategy Income Fund	Multi-Asset Growth Strategy Fund
Conservative Strategy Fund	Moderate Strategy Fund
Balanced Strategy Fund	Growth Strategy Fund
Equity Growth Strategy Fund